UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 2, 2007
                                                          ---------------

                               OC Financial, Inc.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                          000-51209                   20-2111183
---------------------------           ---------                   ----------
(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                      Identification No.)


6033 Perimeter Drive, Dublin, Ohio                                  43017
----------------------------------                                  -----
 (Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code:  (800) 678-6228
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
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         On October 2, 2007, OC Financial, Inc. and its subsidiary, Ohio Central
Savings entered into employment agreements with Ms. Diane M. Gregg, President and Chief Executive Officer and Mr. Danny E. Hosler, Vice President and Chief Financial Officer. The employment agreements for Ms. Gregg and Mr. Hosler have a term of 36 months and 24 months, respectively. On the first anniversary date of the employment agreements and each anniversary date thereafter, each employment agreement may be extended for an additional year at the discretion of the Board of Directors, so that the remaining term will be 36 months and 24 months, respectively. Under the employment agreements, Ohio Central Savings will pay the executives their base salary at the inception of the agreement, subject to discretionary increases by the Board of Directors. The base salary under the employment agreement for Ms. Gregg is $117,164 and for Mr. Hosler the base salary is $72,800. The employment agreements provide that the base salary may be increased but not decreased. In addition to base salary and bonus, the employment agreements provide for participation in employee benefits plans applicable to executive personnel.

         In the event that Ms. Gregg is terminated without cause, she is entitled to the greater of (i) three times the sum of (A) the highest annual rate of base salary paid to her at any time under the employment agreement, and
(B) the greater of (x) the average annual cash bonus paid to her with respect to the three completed fiscal years prior to the event of termination, or (y) the cash bonus paid to her with respect to the fiscal year ended immediately prior to the event of termination. In the event of a change in control, Ms. Gregg would be entitled to receive payment in the amount equal to three times the sum of (i) the highest annual rate of her base salary and (ii) the highest rate of cash bonus awarded to her during the prior three years.

         In the event that Mr. Holser is terminated without cause, he is entitled to the greater of (i) two times the sum of (A) the highest annual rate of base salary paid to him at any time under the employment agreement, and (B) the greater of (x) the average annual cash bonus paid to him with respect to the three completed fiscal years prior to the event of termination, or (y) the cash bonus paid to him with respect to the fiscal year ended immediately prior to the event of termination. In the event of a change in control, Mr. Hosler would be entitled to receive payment in the amount equal to two times the sum of (i) the highest annual rate of his base salary and (ii) the highest rate of cash bonus awarded to him during the prior three years.

         Ms. Gregg and Mr. Hosler also agree not to compete with OC Financial, Inc. and Ohio Central Savings for 12 months and four months, respectively, after termination other than in connection with a change in control. Benefits under the employment agreements may be reduced to avoid constituting an "excess parachute payment" under Section 280G of the Internal Revenue Code. The employment agreements have also been revised for compliance with Section 409A of the Internal Revenue Code.

Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Businesses Acquired: None

     (b) Pro Forma Financial Information: None

     (c) Shell Company Transactions: None

     (d) Exhibits:

              Exhibit 10.1: Employment Agreement of Diane M. Gregg
              Exhibit 10.2: Employment Agreement of Danny E. Hosler





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          OC FINANCIAL, INC.



DATE: October 5, 2007                  By: /s/ Diane M. Gregg
                                          -------------------------------------
                                          Diane M. Gregg
                                          President and Chief Executive Officer